UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

January 25, 2012 (January 18, 2012)

Date of report (Date of earliest event reported)

Hexcel Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8472	94-1109521
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Two Stamford Plaza

281 Tresser Boulevard

Stamford, Connecticut  06901-3238

(Address of Principal Executive Offices and Zip Code)

(203) 969-0666

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01                   Entry into a Material Definitive Agreement

On January 19, 2012, Hexcel Corporation, as borrower, and its wholly-owned French subsidiary Hexcel Holdings SASU, as co-borrower, and the lenders under the borrower’s senior secured credit facility amended the credit facility to permit Hexcel to purchase a certain property adjacent to its existing Decatur, Alabama facility from the Tennessee Valley Authority, or TVA (the “TVA Property”).  All other terms of the credit facility, including the collateral package, subsidiary guarantees and financial and other covenants, remain unchanged.

On January 20, 2012, Hexcel purchased the TVA Property at public auction for a purchase price of $2,715,200.  In connection with the purchase of the TVA Property, Hexcel agreed to certain conditions contained in the deed of conveyance.  These conditions include a commitment by Hexcel to invest a minimum of $150 million on the TVA Property in support of industrial use and create at least twenty five jobs stemming from operations at the TVA Property, both within four years of the date of transfer of the TVA Property to Hexcel.  In the event that Hexcel fails to satisfy both conditions within the four year period, the TVA has the right to reenter and take possession of the TVA Property as if the conveyance had never been made and without repayment of the purchase price.

Section 2 — Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Reference is made to the information contained under Item 1.01 with respect to the credit agreement and related agreements.

Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1

Amendment No. 1 to Credit Agreement, dated as of January 19, 2012, entered into by and among Hexcel Corporation, Hexcel Holdings SASU, Bank of America, N.A., in its capacity as administrative agent for the Lenders and each of the Lenders signatory thereto.

99.2

Special Warranty Deed made and entered into January 20, 2012, by and between the United States of America, as Grantor, acting by and through its legal agent, the Tennessee Valley Authority, and Hexcel Corporation, as Grantee.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXCEL CORPORATION

January 25, 2012
/s/ Wayne C. Pensky
Wayne C. Pensky
Senior Vice President

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1

Amendment No. 1 to Credit Agreement, dated as of January 19, 2012, entered into by and among Hexcel Corporation, Hexcel Holdings SASU, Bank of America, N.A., in its capacity as administrative agent for the Lenders and each of the Lenders signatory thereto.

99.2

Special Warranty Deed made and entered into January 20, 2012, by and between the United States of America, as Grantor, acting by and through its legal agent, the Tennessee Valley Authority, and Hexcel Corporation, as Grantee.